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                                                           Exhibit 99.(b)(10)(a)

                        [SUTHERLAND ASBILL & BRENNAN LLP]


                                 April 22, 2005

Farm Bureau Life Insurance Company
5400 University Avenue
West Des Moines, Iowa 50266

     Re:  Farm Bureau Life Annuity Account
          (File No. 333-87632)
          --------------------------------

Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 5 to the Registration Statement on Form N-4 for Farm Bureau Life Annuity Account (File No. 333-87632). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                 Sincerely,

                                 SUTHERLAND ASBILL & BRENNAN LLP


                                 By:  /s/ Stephen E. Roth
                                      -------------------
                                          Stephen E. Roth